Exhibit 10

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of             , 2010, between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”) and [INDEMNITEE] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide services to the Company as a director or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent.

WHEREAS, it is now and always has been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law.

WHEREAS, the Third Restated Articles of Incorporation of the Company and the Company’s bylaws require indemnification of the directors and officers of the Company to the fullest extent permitted by law and permit additional indemnifications of directors and officers by contract.

WHEREAS, the Oregon Business Corporation Act (the “Act”) expressly provides that the indemnification provisions set forth in the Act are not exclusive, and thereby contemplates that contracts may be entered into between the Company and directors and officers with respect to indemnification of directors and officers.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) Board: the Board of Directors of the Company.

(b) Change in Control: any of the following has occurred:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c) Disinterested Director. a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) Expenses: any expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under Sections 2, 4 and 5 of this Agreement.

(e) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director, officer or employee of the Company, or while a director, officer or employee, is or was serving at the request of the Company as a director, officer, employee, trustee, agent, limited partner, member or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

(f) Independent Counsel: the person or body appointed in connection with Section 3.

(g) Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(h) Proceeding: any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.

(i) Reviewing Party: the person or body appointed in accordance with Section 3.

(j) Voting Securities: any securities of the Company that vote generally in the election of directors.

2. Agreement to Indemnify.

(a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by the Act.

(b) Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or an Expense Advance (as defined in Section 2(c)) pursuant to this Agreement in connection with (i) any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (1) the

Company has joined in or the Board has consented to the initiation of such Proceeding or (2) the Proceeding is one to enforce indemnification rights under Section 5; or (ii) any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law.

(c) Expense Advances. If so requested by Indemnitee, the Company shall advance any and all Expenses to Indemnitee (an “Expense Advance”) within thirty (30) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of any Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking in form and substance reasonably satisfactory to the Company providing that the Indemnitee undertakes to repay the advance if and to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. Expense Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this Section 2(c). If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Oregon to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

3. Reviewing Party.

(a) Prior to any Change in Control, the person, persons or entity (“the Reviewing Party”) who shall determine whether Indemnitee is entitled to indemnification in the first instance shall be (a) the Board of Directors of the Company acting by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board of Directors; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as described below in Section 3(b)) in a written determination to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(b) After a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising from a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s articles of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment. Indemnitee shall be entitled to indemnification, and shall receive payment thereof, from the Company in accordance with this Agreement within thirty (30) calendar days after Indemnitee has made written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification), unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under applicable law. The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than five (5) business days thereafter.

(b) Suit to Enforce Rights. If (i) no determination of entitlement to indemnification shall have been made within thirty (30) calendar days after Indemnitee has made a demand in accordance with Section 4(a), (ii) payment of indemnification pursuant to Section 4(a) is not made within thirty (30) calendar days after a determination has been made that Indemnitee is entitled to indemnification, (iii) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement, or (iv) Indemnitee has not received advancement of Expenses within thirty (30) calendar days after making such a request in accordance with Section 2(c), then Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Oregon seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee on or before the first anniversary of the date of the Reviewing Party’s notice to Indemnitee of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity. In the event that the Company fails to pay Expenses as incurred by the Indemnitee as required by this Agreement, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay Expenses as set forth in this Agreement. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

(c) Defense to Indemnification, Burden of Proof, and Presumptions.

(i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

(ii) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(iii) In connection with any action brought pursuant to Section 4(c)(ii) as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving Indemnitee is not entitled to indemnification under this Agreement shall be on the Company.

(iv) It is the parties’ intention that, if the Company contests Indemnitees right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party that the Indemnitee had not met such applicable standard of conduct, shall be admissible as evidence in any such action for any purpose.

(v) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief.

5. Expenses Related to the Enforcement or Interpretation of this Agreement. The Company shall indemnify the Indemnitee against all reasonable Expenses incurred by the Indemnitee in connection with any hearing or proceeding under Section 4(b) involving the Indemnitee, and against all reasonable Expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, if and to the extent the Indemnitee is successful.

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee, except as provided in Section 14(c).

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not within sixty (60) calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. If two or more persons who may be entitled to indemnification from the Company, including the Indemnitee, are parties to any Proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement for the fees and expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel. In the event separate counsel is retained by an Indemnitee pursuant to this Section 6(b), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to the Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

7. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Oregon, the Company’s articles of incorporation, bylaws, applicable law, or otherwise, except that this Agreement supersedes and replaces any indemnification agreement between the Company and Indemnitee in effect on the date of this Agreement. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s articles of incorporation, bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

9. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

10. Subrogation. Subject to Section 12, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11. No Duplication of Payments. Subject to Section 12, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by law, or otherwise) of the amounts otherwise indemnifiable hereunder.

12. Primacy of Indemnification. The Company acknowledges and agrees that, to the extent the Indemnitee has or may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party investor in the Company and/or any of its affiliates (collectively, the “Other Indemnitors”), the Company agrees that (i) the Company is the indemnitor of first resort, i.e., its obligations to the Indemnitee under this Agreement and any indemnity provisions set forth in its articles of incorporation, bylaws or elsewhere are primary, and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee is secondary and excess, (ii) the Company shall advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of the Indemnitee, to the full extent legally permitted and as required by this Indemnity Arrangement, the articles of incorporation and the bylaws of the Company and applicable law (collectively, the “Indemnity Provisions”), without regard to any rights the Indemnitee may have against the Other Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Other Indemnitors from any claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to the Indemnity Provisions. The Company further agrees that no advancement or indemnification payment by any Other Indemnitors on behalf of the Indemnitee shall affect the foregoing, and the Other Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company under the Indemnity Provisions. The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 12.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. Indefinite Term. This Agreement shall continue indefinitely.

15. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom the notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) sent by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

If to the Company at:

Electro Scientific Industries, Inc.
13900 NW Science Park Drive
Portland, OR 97229
Attn: Corporate Secretary

and to Indemnitee at:

[INDEMNITEE]

Notice of change of address shall be effective only when done in accordance with this Section 17. All notices complying with this Section 17 shall be deemed to have been received on the date of delivery or on the third business day after mailing by certified or registered mail.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

Company:	Electro Scientific Industries, Inc., an Oregon corporation

By:

Printed Name:

Title:

Indemnitee:

	Printed Name:	[INDEMNITEE]

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